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Exhibit 23.5

August 7, 2009

A123 Systems, Inc.
Arsenal on the Charles
321 Arsenal Street
Watertown, MA 02472

Attn: David Vieau

Dear Mr. Vieau,

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-1 (File no. 333-152871) of A123 Systems, Inc., and consent to use therein the references to our reports, our market analysis and projections, and to certain statements attributed to us.

Very truly yours,
Name:	/s/ DARON GIFFORD
Title:	Vice President
A.T. Kearney

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  Exhibit 23.5